      As filed with the Securities and Exchange Commission on July 9, 2004

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                     AMERICAN ORIENTAL BIOENGINEERING, INC.
             (Exact name of registrant as specified in its charter)



       Nevada                                              84-0605867
(State of Incorporation)                       (IRS Employer Identification No.)

           No. 308 XUEFU ROAD, NANGANG DISTRICT, HARBIN, CHINA, 150086
                    (Address of principal executive offices)
                                86-451-8666-6601
                (Issuer's telephone number, including area code)

                              CONSULTING AGREEMENTS
                              (Full title of plan)
                             Beckley Singleton CHTD.
                          530 Las Vegas Boulevard South
                             Las Vegas, Nevada 89101
                     (Name and address of agent for service)

                                   CALCULATION OF REGISTRATION FEE

---------------------- -------------------- -------------------- -------------------- -------------------
                                            Proposed Maximum     Proposed Maximum
Title of Securities    Amount to be         Offering Price Per   Aggregate Offering   Amount of
to be Registered       Registered(2)        Share(1)             Price(1)             Registration Fee
---------------------- -------------------- -------------------- -------------------- -------------------
Common Shares          700,000              $1.7                 $1,190,000           $150.77
---------------------- -------------------- -------------------- -------------------- -------------------

(1) Estimated solely for the purpose of computing the registration fee upon the basis of fluctuating market prices pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share was determined by averaging the high and low prices of the common shares of American Oriental Bioengineering, Inc., as reported on the Over the Counter Bulletin Board on July 2, 2004.
(2) Consists of shares reserved for issuance pursuant to the consulting agreements as described herein. This registration statement also relates to such indeterminate number of additional shares of common stock of American Oriental Bioengineering, Inc, as may be issuable as a result of stock splits, stock dividends or similar transactions.

PART I. INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

When used herein, the terms the "Company", "we", "our", "us" or "AOBO" refer to American Oriental Bioengineering, Inc., a Nevada corporation.

This prospectus is part of a Registration Statement which registers an aggregate of 700,000 shares of our common stock, $.001 par value, which will be issued as set forth herein to the persons named below who are "Selling Shareholders":


------------------------------- ----------------------- -------------------------------------------------
Name                               Number of Shares     Services to Be Provided to the Company
------------------------------- ----------------------- -------------------------------------------------
Bai Chao                               120,000          Assist the Company in evaluating the technical
                                                        aspects of the Company's Hong Kong regional
                                                        office and other subsidiaries of the Company.
                                                        The services will be performed with specific
                                                        regard to the following:
                                                        1.       Gatherdata and information on the
                                                                 technical aspects and the bio
                                                                 technologies of the Hong Kong
                                                                 regional office and other
                                                                 subsidiaries of the Company
                                                        2.       Design and plan the work flow of
                                                                 the Hong Kong regional office and
                                                                 other subsidiaries of the Company
                                                        3.       Implement the new operation
                                                                 procedures of the logistic work
                                                                 flow for Hong Kong regional office
                                                                 and other subsidiaries of the
                                                                 Company.

------------------------------- ----------------------- -------------------------------------------------

Kou Yumin                              153,000          Assist the Company in evaluating the marketing and
                                                        sales channeling of the Hong Kong regional office and
                                                        other subsidiaries of the Company. The services will
                                                        be performed with specific regard to the following:
                                                        1.       Marketing:
                                                                 1.       Evaluate the marketing strategies
                                                                          of the Hong Kong regional office
                                                                          and other subsidiaries of the
                                                                          Company
                                       2

                                                                 2.       Design the new marketing strategies
                                                                          for the Hong Kong regional office
                                                                          and other subsidiaries of the
                                                                          Company
                                                                 3.       Implement new market strategies for
                                                                          the Hong Kong regional office and
                                                                          other subsidiaries of the Company.
                                                        2.       Sales channeling:
                                                                 1.       Evaluate the existing sales
                                                                          channels of the Hong Kong regional
                                                                          office and other subsidiaries of
                                                                          the Company
                                                                 2.       Identify suitable sales channels
                                                                          for the Hong Kong regional office
                                                                          and other subsidiaries of the
                                                                          Company
                                                                 3.       Implement channeling strategies and
                                                                          overview the operations and
                                                                          logistics involved in such
                                                                          implementation for the Hong Kong
                                                                          regional office and other
                                                                          subsidiaries of the Company

------------------------------- ----------------------- -------------------------------------------------

Xiangli Men                            120,000          1.       Assist the Company in negotiating with the
                                                                 government regulators, and working with the
                                                                 management to facilitate the development of
                                                                 the Hong Kong regional office and other
                                                                 subsidiaries of the Company
                                                        2.       Assist in strategic planning of the Hong
                                                                 Kong regional office and other subsidiaries
                                                                 of the Company.



                                       3

                                                        3.       Conduct discussions and negotiatiations with
                                                                 the Chinese government regulators to ensure
                                                                 the execution of proper legal procedures for
                                                                 the Hong Kong regional office and other
                                                                 subsidiaries of the Company
                                                        4.       Assist in implementation and execution of
                                                                 establishment of the Hong Kong regional
                                                                 office and other subsidiaries of the Company
------------------------------- ----------------------- -------------------------------------------------

Tse Chong Hing                          85,000          Assist the Company inreviewing and improving the
                                                        internal control system of the Hong Kong regional
                                                        office and other subsidiaries of the Company,
                                                        including but not limited to Heilongjiang
                                                        Songhuajiang Pharmaceutical Limited. The services
                                                        will be performed with specific regard to the
                                                        following:
                                                        1.       Assist in planning and provide data/
                                                                 information to the management about the
                                                                 internal control system of the Hong Kong
                                                                 regional office and other subsidiaries of
                                                                 the Company.
                                                        2.       Assist in implementation of the internal
                                                                 control strategies of the Hong Kong regional
                                                                 office and other subsidiaries of the Company
                                                        3.       Assist in implementation and execution of
                                                                 internal control documentation involved in
                                                                 Hong Kong regional office and other
                                                                 subsidiaries of the Company

------------------------------- ----------------------- -------------------------------------------------

Linda Welsh                             30,000          Assist the Company in reviewing, redesigning and
                                                        implementing the websites (including back end back
                                                        ups) of various entities, as may be specified by the
                                                        Company. The services will be performed with specific
                                                        regard to the following:

                                       4

                                                        1.       Review the websites and back end technical
                                                                 designs of the Company and its related
                                                                 entities.
                                                        2.       Discuss with the management of the Company
                                                                 the design of the websites of the Company
                                                                 and its related entities.
                                                        3.       Redesign, build and implement the websites
                                                                 and the back end technical designs for the
                                                                 Company and its related entities.
                                                        4.       Maintain the websites including the back end
                                                                 designs of the Company and its related
                                                                 companies.

------------------------------- ----------------------- -------------------------------------------------

Jie Zhu                                115,000          Assist the Company in completing its growth strategy
                                                        in China by reviewing, redesigning and implement the
                                                        product mix and product line strategies of the
                                                        Company and marketing of those products in new
                                                        geographic areas inside China. The services will be
                                                        performed with specific regard to the following:
                                                        1.       Review the product mix and product line
                                                                 strategies of the Company for Hong Kong
                                                                 regional office and other subsidiaries of
                                                                 the Company;
                                                        2.       Discuss with the Company's management about
                                                                 the redesign product mix and new product
                                                                 line strategies and the implementation plan
                                                                 of new product launch in Hong Kong regional
                                                                 office and other subsidiaries of the
                                                                 Company;
                                                        3.       Follow up on the new product mix and product
                                                                 line strategy during the implementation
                                                                 stage for Hong Kong regional office and
                                                                 other subsidiaries;
                                                        4.       Introduce the Company's products to
                                                                 healthcare institutions, such as hospitals,
                                                                 drug stores and insurance companies, in
                                                                 Southern China, particularly Zhejiang
                                                                 province.

                                       5

------------------------------- ----------------------- -------------------------------------------------

Vivian Cheng                            5,000           Assist the Company in completing its merger and
                                                        acquisition strategy in China by providing
                                                        administrative support and documentation in relation
                                                        to the Hong Kong regional office and other
                                                        subsidiaries of the Company

------------------------------- ----------------------- -------------------------------------------------

Brian Corday                            50,000          Assist the Company in completing its growth strategy
                                                        in the U.S. by providing general corporate advice on
                                                        the strategies and directions of potential growth of
                                                        the Company. The services will be performed with
                                                        specific regard to the following:
                                                        1.       Review the growth strategies of the Company
                                                                 in U.S. and other overseas regions.
                                                        2.       Discuss with the management of the Company
                                                                 the design and the implementation plan of
                                                                 expanding its project line into U.S. biotech
                                                                 and pharmaceutical markets.
                                                        3.       Identify and assist with the location of
                                                                 potential business partners in U.S., and the
                                                                 establishment of offices and operations in
                                                                 U.S.
                                                        4.       Identify and negotiate agreements with
                                                                 prospective joint venture and strategic
                                                                 alliance partners, both foreign and domestic

------------------------------- ----------------------- -------------------------------------------------
Tsz King Chan                           22,000          Assist the Company in completing work on the
                                                        finance and reporting issues of the Company's
                                                        Hong Kong regional office and other
                                                        subsidiaries. The services will be performed
                                                        with specific regard to the following:


                                       6

                                                        1.       Assist in planning and provide data/
                                                                 information to the management about the
                                                                 finance and reporting of the Company's Hong
                                                                 Kong regional office and other subsidiaries.
                                                        2.       Assist in implementation of the finance
                                                                 strategies of the acquisition targets of the
                                                                 Company's Hong Kong regional office and
                                                                 other subsidiaries
                                                        3.       Assist in implementation and execution of
                                                                 other miscellaneous financial projects
                                                                 relating to the Company's Hong Kong regional
                                                                 office and other subsidiaries.

------------------------------- ----------------------- -------------------------------------------------

In June 2004, we entered into consulting agreements for services as summarized above with Bai Chao, Kou Yumin, Xiangli Men, Tse Chong Hing, Linda Welsh, Vivian Cheng, Jie Zhu, Brian Corday and Tsz King Chan. We have been advised by the consultants that they may sell all or a portion of the shares of common stock owned by them from time to time through securities brokers/dealers at current market prices and that no commissions or compensation will be paid in connection therewith in excess of customary brokers commissions.

No other person is authorized to give any information or make any representation not contained or incorporated by reference in this prospectus, in connection with the offer contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

The shares of common stock offered hereby will be sold from time to time by the individuals listed under the above "Selling Shareholders" section of this prospectus. The selling shareholders acquired the shares pursuant to compensatory benefit plans for consulting services that the selling shareholders will provide to us. The sales may occur in transactions on the NASD over-the-counter market at prevailing market prices or in negotiated transactions. We will not receive proceeds from the sale of any of the shares registered here. Pursuant to the consulting agreements, we are paying for the expenses incurred in registering the shares.

The shares are "restricted securities" under the Securities Act and the regulations promulgated thereunder before their sale under this registration statement. The reoffer prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the selling shareholder to the public without restriction. To our knowledge, no selling shareholder has any arrangement with any brokerage firm for the sale of the shares. Each selling shareholder may be deemed to be an "underwriter" within the meaning of the Securities Act and the regulations promulgated thereunder. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the Securities Act.

This reoffer prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

WE HEREBY UNDERTAKE TO FURNISH WITHOUT CHARGE TO EACH SUCH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED AND INCORPORATED BY REFERENCE HEREIN IN
ITEM 3, PART II OF THIS REGISTRATION STATEMENT, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE ADDRESSED TO No. 308 XUEFU ROAD, NANGANG DISTRICT, HARBIN, CHINA, 150086.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

We have filed with the Securities and Exchange Commission (1) an Annual Report on Form 10-KSB, filed on April 15, 2004, covering our fiscal year ended December 31, 2003, (2) a Quarterly Report on Form 10-QSB, filed on May 19, 2004, and covering the period ended March 31, 2004, (3) a Current Report on Form 8-K, filed on February 13, 2004, and (4) a Current Report on Form 8-K, filed on June 9, 2004. The above referenced reports, which were previously filed with the Commission, are incorporated herein by reference.

All documents filed by us pursuant to Sections 13 14 and 15 (d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

ITEM 4. DESCRIPTION OF SECURITIES

We are authorized to issue 60,000,000 shares of common stock, $0.001 par value per share, and 2,000,000 shares of preferred stock, $0.001 par value per share. Our stock is currently traded on the OTCBB, under the symbol AOBO. The presently outstanding shares of common stock are fully paid and non assessable. As of July 2, 2004, approximately 1,000,000 shares of our Series A preferred stock and 32,931,827 shares of our common stock were outstanding, not including those shares being registered in this registration statement. Each holder of the common stock is entitled to one vote for each share of stock standing in its name. Dividends may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors at any regular or special meeting and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance a record date, as provided in the By-laws, prior to the dividend payment for the purposes of determining shareholders entitled to receive payment of any dividend. The Board of Directors may close the stock transfer books for such purpose for a period of not more than ten (10) days prior to the payment date of such dividend. Except as may otherwise be provided by the Board of Directors, no holder of any shares of our common stock shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of our common stock or any other class of shares hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares. Our registrar and transfer agent is ComputerShare Investor Services. Under current Nevada law, a shareholder is afforded dissenters' rights which, if properly exercised, may require us to purchase his shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to a company's certificate of incorporation.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being our director or officer, or serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of AOBO, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling AOBO pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

The shares of our common stock registered pursuant to this registration statement will be issued for advisory and consulting services to be rendered to AOBO. These issuances will be made in reliance on the exemption from the registration requirements of the Securities Act, contained in Section 4(2) thereof, covering transactions not involving any public offering or not involving any "offer" or "sale".

ITEM 8. EXHIBITS.

The following documents are filed as Exhibits to this Registration Statement:

4.1   Consulting Agreement with Bai Cao
4.2   Consulting Agreement with Kou Yu Min
4.3   Consulting Agreement with Tsz King Chan
4.4   Consulting Agreement with Xiangli Men
4.5   Consulting Agreement with Tse Chong Hing
4.6   Consulting Agreement with Vivian Cheng
4.7   Consulting Agreement with Linda Welsh

4.8   Consulting Agreement with Jie Zhu
4.9   Consulting Agreement with Brian Corday
5.1 Opinion of Beckley Singleton CHTD. as to the validity of the shares being registered.
23.1  Consent of counsel (included in Exhibit 5.1)
23.2  Consent of Weinberg & Co., Independent Certified Public Accountants

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harbin, District of Nangang, People's Republic of China, on this 9th day of July, 2004.


AMERICAN ORIENTAL BIOENGINEERING, INC.

By:    /s/ Shujun Liu
--------------------------------
Name     : Shujun Liu
Title    : Chairman and Chief Executive Officer



                               POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Shujun Liu his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                     TITLE                                                    DATE

/s/ Shujun Liu                Chairman, Chief Executive Officer and Director           July 9, 2004
------------------------      (Principal Executive Officer)
Shujun Liu

/s/ Yanchun Li                Acting Chief Financial Officer and Director              July 9, 2004
------------------------      (Principal Financial Officer)
Yanchun Li

/s/ Binsheng Li               Director                                                 July 9, 2004
------------------------
Binsheng Li

/s/ Jun Min                   Director                                                 July 9, 2004
------------------------
Jun Min

